Exhibit 10.3

GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of the 22nd day of April, 2022, by VERIFYME, INC., a Nevada corporation having its principal place of business located at 75 South Clinton Avenue, Suite 510, Rochester, New York 14604 (“Guarantor”), in favor of PERISHIP, LLC, a Connecticut limited liability company having its principal offices located at 265 East Main Street, Branford, Connecticut 06405 (“Seller”).

RECITALS:

WHEREAS, pursuant to an Asset Purchase Agreement dated April 22, 2022 (the “Purchase Agreement”) by and among the Seller, Luciano Morra, PeriShip Global, LLC, a Delaware limited liability company (the “Buyer”), and Guarantor, Seller will sell to the Buyer, and Buyer will purchase from the Seller, the Acquired Assets (as such term is defined in the Purchase Agreement), as more particularly set forth in the Purchase Agreement; and

WHEREAS, the Guarantor owns a one hundred (100%) percent membership interest in the Buyer; and

WHEREAS, Two Million Dollars ($2,000,000) of the total consideration to be paid by Buyer for the Acquired Assets (the “Purchase Price”) is payable in accordance with the terms and conditions of a certain Promissory Note of even date herewith made by the Buyer and delivered to the Seller (the “Note”); and

WHEREAS, Seller requires as a condition to accepting the Note as partial payment of the Purchase Price that Guarantor shall have executed and delivered this Guaranty for the benefit of Seller; and

WHEREAS, the Guarantor deems it to be to its financial advantage and benefit to execute, deliver and perform under this Guaranty; and

WHEREAS, the Guarantor will materially benefit from the transactions contemplated under the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce Seller to extend credit to Buyer under the Note, Guarantor hereby represents, warrants and covenants to the Seller as follows:

1.       Obligations Guaranteed.

(a)       Guarantor unconditionally guarantees to Seller the prompt and unconditional payment of the Note and any interest thereon, whether now or hereafter advanced, as the same shall become due and payable under the Note, whether at stated maturity, by acceleration or otherwise, and any and all sums of money that, at the time, may have become due and payable under the provisions of the Note or this Guaranty (collectively, “Loan Documents”), as well as, without limitation, all other loans, advances, indebtedness, notes, and liabilities (collectively, the “Guaranteed Obligations”).

(b)        Guarantor unconditionally guarantees to Seller payment in full of any and all expenses that may be paid or incurred by Seller in the collection of all or any portion of the Guarantor’s obligations hereunder or the exercise or enforcement of any one or more of the other rights, powers, privileges, remedies and interests of Seller under the Loan Documents including, without limitation, reasonable attorneys’ fees.

2.       Unconditional Guaranty. This Guaranty is an absolute, irrevocable, unconditional, present and continuing guaranty of payment and performance and not of collection and is in no way conditioned or contingent upon any attempt to enforce Seller’s rights against Buyer or to collect from Buyer or upon any other condition or contingency; accordingly, Seller shall have the right to proceed against Guarantor immediately upon any default by Buyer under the Note without taking any prior action or proceeding to enforce the Loan Documents or any of them. Until such time as the Guaranteed Obligations are paid in full, Guarantor agrees not to assert any claim, remedy or other right which the Guarantor may now have or hereafter acquire against Buyer or any other person obligated to pay Guaranteed Obligations arising out of the creation or performance of the Guarantor’s obligation under this Guaranty, including, without limitation, any right of subrogation, contribution, reimbursement, indemnification, exoneration, and any right to participate in any claim or remedy the Guarantor may have against Buyer, collateral, or other party obligated for Buyer’s debts, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law. It is expressly understood that the waivers and agreements of Guarantor constitute additional and cumulative benefits given to Seller for its security and as an inducement for its extension of credit to Buyer. Seller may at any time and from time to time take any and/or all actions and enforce all rights and remedies available to Seller hereunder or under applicable law to collect from Guarantor any amounts then due and payable hereunder by Guarantor and/or to cause Guarantor to fulfill his, her or its obligations hereunder.

3.       Liability Unimpaired. Guarantor’s liability hereunder shall in no way be limited or impaired by, and Guarantor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of any of the Loan Documents, or any other instrument or agreement made to or with Seller, by Buyer or Guarantor, or any Person (as hereafter defined) who succeeds to Buyer’s interests thereunder. In addition, to the furthest extent permitted by law, Guarantor’s liability hereunder shall in no way be limited or impaired by (i) any extensions of time for performance required by any of said documents, (ii) any sale, assignment or foreclosure of the Note, (iii) any exculpatory provision in any of said documents limiting Seller’s rights to a deficiency judgment against Buyer, (iv) the release of Buyer or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of said documents including any other guarantor under this or any other guaranty, for any reason, including by Seller’s election, by operation of law, or otherwise, by operation of law or otherwise, (v) Seller’s failure to file any UCC financing statements (or Seller’s improper recording or filing of same) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note, (vi) the invalidity, irregularity or unenforceability, in whole or in part, of any of the Loan Documents, this Guaranty or any other instrument or agreement executed or delivered to Seller in connection with the Note, except to the extent that there is a final adjudication by a court of competent jurisdiction of a valid defense to Buyer’s obligations under the Loan Documents to payment of the indebtedness thereunder, (vii) the material inaccuracy of any of the representations and warranties made by Buyer in the Loan Documents, or (viii) any other action or circumstance whatsoever that constitutes, or might be construed to constitute, a legal or equitable discharge or defense (except full payment and satisfaction) of Buyer for its obligations under any of the Loan Documents or of Guarantor under this Guaranty; and, in any such case, whether with or without notice to Guarantor and with or without consideration. As used herein, “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof, and any fiduciary acting in such capacity on behalf of any of the foregoing.

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4.       Preservation of Loan Documents. Guarantor will cause Buyer to maintain and preserve the enforceability of the Loan Documents as the same may be modified and will not permit Buyer to take or to fail to take actions of any kind which might be the basis for a claim that Guarantor has a defense to Guarantor’s obligations hereunder.

5.       Certain Waivers. To the furthest extent permitted by law, Guarantor (i) waives any right or claim of right to cause a marshalling of Buyer’s assets or to cause Seller to proceed against any of the security for the Guaranteed Obligations before proceeding against Guarantor, (ii) agrees that any payments required to be made by Guarantor hereunder shall become due on demand in accordance with the terms of Paragraph 1 hereof and without presentment to Buyer, demand for payment or protest, or notice of non-payment or protest, and (iii) except as hereinafter provided, expressly waives and relinquishes all rights and remedies accorded by applicable law to guarantors. Without limiting the generality of the foregoing, to the furthest extent permitted by law, Guarantor hereby waives all rights (x) to participate in any claim or remedy Seller may now or hereafter have against Buyer or in any collateral that Seller now has or hereafter may acquire for the obligations guaranteed hereby and (y) except as provided in Section 2 hereof, to contribution, indemnification, set-off, exoneration or reimbursement, whether from Buyer, any guarantor, or any other person now or hereafter primarily or secondarily liable for any of Buyer’s obligations to Seller, and whether arising by contract or operation of law or otherwise by reason of Guarantor’s execution, delivery or performance of this Guaranty.

6.       Reinstatement. This Guaranty shall continue to be effective, or be reinstated automatically, as the case may be, if at any time payment, in whole or in part, of any of the Guaranteed Obligations is rescinded or otherwise must be restored or returned by Seller or any affiliate (whether as a preference, fraudulent conveyance or otherwise) upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Buyer, Guarantor or any other person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Buyer, Guarantor or any other person or for a substantial part of Buyer’s, Guarantor’s or any of such other person’s property, as the case may be, or otherwise, all as though such payment had not been made. Guarantor further agrees that in the event any such payment is rescinded or must be restored or returned, all costs and reasonable expenses (including, without limitation, reasonable legal fees and expenses) incurred by or on behalf of Seller in defending or enforcing such continuance or reinstatement, as the case may be, shall constitute costs of enforcement, the payment of which is guaranteed by Guarantor pursuant to Paragraph 1 above.

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7.       Representations and Warranties. The Guarantor hereby represents and warrants that:

(a)       Enforceability; No Conflicts. This Guaranty is a legal, valid and binding instrument, enforceable against Guarantor in accordance with its terms. Guarantor represents and warrants with respect to itself that the consummation of the transactions contemplated hereby and the performance of this Guaranty and the other Loan Documents to which Guarantor is a party have not resulted and will not result in any breach of, or constitute a default under, any corporate charter, by-laws, partnership agreement or other instrument to which Guarantor is a party or by which Guarantor may be bound or affected.

(b)       Solvency. Guarantor, after giving effect to the transactions contemplated by this Guaranty (i) is solvent; (ii) has assets having a fair value in excess of the amount required to pay its liabilities on existing debts as such debts become due and payable, and (iii) has, and expects to continue to have, the ability to pay its debts from time to time incurred as such debts mature. Guarantor has not filed a voluntary petition for bankruptcy and Guarantor has not received notice that an involuntary petition for bankruptcy, or assignment for the benefit of creditors, or any other action involving debtor’s and creditor’s rights has been filed under the laws of the United States of America or any state thereof, or has been threatened against Guarantor.

(c)       Information Complete. Subject to any limitations stated in writing therein or in connection therewith, all information furnished or to be furnished by Guarantor to Seller, taken as a whole, is, or will be at the time the same is furnished, accurate and complete in all material respects necessary in order to make the information furnished, in the light of the circumstances under which such information is furnished, not misleading.

(d)       Litigation. There are no proceedings by or before any private, public or governmental body, agency or authority and no litigation is pending, or, so far as is known to Guarantor is threatened against Guarantor as would materially and adversely affect Guarantor’s ability to satisfy its obligations under this Guaranty or any of the Loan Documents.

(e)       Compliance with Laws. Guarantor represents and warrants that Guarantor is in compliance with, and the transactions contemplated by the Loan Documents and this Guaranty do not and will not violate any provision of, or require any filing, registration, consent or approval under, any federal, state or local law, rule, regulation, ordinance, order, writ, judgment, injunction, decree, determination or award (hereinafter, “Laws”) presently in effect having applicability to Guarantor, and agrees that Guarantor will comply promptly with all laws now or hereafter in effect having applicability to Guarantor.

8.       Non-Waiver Remedies Cumulative. No failure or delay on Seller’s part in exercising any right, power or privilege under any of the Loan Documents, this Guaranty or any other document made to or with Seller in connection with the Loans or shall operate as a waiver of any such privilege, power or right or shall be deemed to constitute Seller’s acquiescence in any default by Buyer or Guarantor under any of said documents. A waiver by Seller of any right or remedy under any of the Loan Documents, this Guaranty or any other document made to or with Seller in connection with the Loan. The rights and remedies provided in said documents are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

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9.       Severability. Any provision of this Guaranty, or the application thereof to any person or circumstance, that, for any reason, in whole or in part, is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty (or the remaining portions of such provision) or the application thereof to any other person or circumstance, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision (or portion thereof) or the application thereof to any person or circumstance in any other jurisdiction.

10.       Entire Agreement; Amendments. This Guaranty contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements or statements relating to such subject matter, and none of the terms and provisions hereof may be waived, amended or terminated except by a written instrument signed by the Person against whom enforcement of the waiver, amendment or termination is sought.

11.       Successors and Assigns. This Guaranty shall be binding upon and shall inure to the benefit of Seller and Guarantor and their respective successors and assigns. This Guaranty may be assigned by Seller with respect to all or any portion of the Guaranteed Obligations, and when so assigned Guarantor shall be liable under this Guaranty to the assignee(s) of the portion(s) of the Guaranteed Obligations so assigned without in any manner affecting the liability of Guarantor hereunder to Seller with respect to any portion of the obligations guaranteed hereby retained by Seller.

12.       WAIVER OF TRIAL BY JURY. GUARANTOR, AND BY THE ACCEPTANCE HEREOF, SELLER, EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND SELLER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. GUARANTOR AND SELLER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

13.       ADDITIONAL WAIVERS IN THE EVENT OF ENFORCEMENT. GUARANTOR HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF SELLER ON THIS GUARANTY, ANY AND EVERY RIGHT GUARANTOR MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN COMPULSORY COUNTERCLAIMS), AND (III) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT GUARANTOR FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST SELLER WITH RESPECT TO ANY ASSERTED CLAIM; (IV) ANY DEFENSES OF A SURETY OR RELATING TO IMPAIRMENT OF COLLATERAL AND/OR ANY ACT OR OMISSION BY THE SELLER WHICH INCREASES THE SCOPE OF THE GUARANTOR’S RISK HEREUNDER, INCLUDING, WITHOUT LIMITATION ANY NEGLIGENT SERVICING OR ADMINISTRATION OF THE BUYER’S OBLIGATIONS OR OTHER LIABILITIES OR FAILURE OF SELLER TO EXERCISE ANY OR ALL OF ITS RIGHTS OR REMEDIES AGAINST ANY PARTY, INCLUDING, WITHOUT LIMITATION, THE BUYER AND/OR ANY OTHER GUARANTOR.

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14.       Governing Law; Submission to Jurisdiction. This Guaranty and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of any state or federal court sitting in the State of Delaware over any suit, action or proceeding arising out of or relating to this Guaranty, and Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any Delaware state or federal court may be made by certified or registered mail, return receipt requested, directed to the Guarantor at the address indicated below, and service so made shall be complete five (5) days after the same shall have been so mailed.

15.       Paragraph Headings. Any paragraph headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction hereof.

16.       Liability Unaffected by Release. Any other Person liable upon or in respect of any Guaranteed Obligations may be released without affecting the liability of Guarantor hereunder.

17.       Notices. All notices and other communications to be given to any party under this Guaranty shall be in writing and any such notice shall be deemed given (a) on the date of actual delivery or rejection of delivery, if by hand or by recognized overnight delivery service, (b) when confirmed as received, if by facsimile, or (c) three days after being mailed, if by registered or certified United States mail, postage prepaid, return receipt requested, and shall be directed to the address or facsimile of such party specified below (or at such other address or facsimile number as such party shall designate by like notice):

If to Guarantor:	VerifyMe, Inc.
75 South Clinton Avenue, Suite 510
Rochester, New York 14604
Attn: Patrick White
Email: [______________]

with a copy to:	Harter Secrest & Emery LLP
1600 Bausch & Lomb Place
Rochester, New York 14604
Attn: Alexander R. McClean, Esq.
Email: [_________________]
Phone: [____________]

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If to Seller:	Periship, LLC
[____________]
[____________]
Attn: Luciano Morra
Email: [_____________]
Phone: [_____________]

with a copy to:	Green & Sklarz LLC
One Audubon Street
New Haven, CT 06511
Attn: Mark G. Sklarz
Email: [________________]
Phone: [________________]

18.       Principles of Construction. All references to sections, paragraphs, schedules and exhibits are to sections, schedules and exhibits in or to this Guaranty unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty. The recitals to this Guaranty shall be deemed a part hereof and all exhibits and schedules attached hereto, if any, are incorporated herein by reference for all purposes. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined and “including” means including without limitation. Whenever the context requires, each gender shall include all other genders.

19.       Advice of Counsel. By his execution and delivery of this Guaranty, the Guarantor accepts, agrees and acknowledges that he has received a complete copy of this Guaranty Agreement, the Note and all other Loan Documents and has had an opportunity to review said Guaranty, Note and Loan Documents with its counsel and ask questions regarding the same prior to execution and delivery of this Guaranty.

[Signature Page Follows]

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized official as of the date first above stated.

VERIFYME, INC.

By:	/s/ Patrick White
Name: Patrick White
Title: Chief Executive Officer